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                                                                    Exhibit 21.0

                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

                           Subsidiaries as of 12/31/02


Business World Travel, Inc.                               Pennsylvania

Comstock Net Services, Inc.                               Delaware

Eastern Financial Systems, Inc.                           Pennsylvania

Eastern Software Corporation                              Pennsylvania

Eastern Software Corporation of California                Pennsylvania

EcoSearch Acquisition Corporation                         Delaware

EcoSearch Environmental Resources, Inc.                   Indiana

Ensite Corporation of Denver                              Colorado

E/RISK Information Solutions, Inc.                        California

Fidelity National Credit Services, Inc.                   New York

Fidelity National Information Services Canada, Inc.       Ontario, Canada

Fidelity National Tax Service, Inc.                       California

FNIS Flood of California, LLC                             Delaware

FNIS Flood Group, LLC                                     Delaware

FNIS Flood Services, LP                                   Delaware

FNIS Intellectual Property Holdings, Inc.                 Delaware

FNIS Management Services, Inc.                            Delaware

FNIS MLS Services, Inc.                                   Delaware

FNIS Services, Inc.                                       Delaware

Geosure, Inc.                                             Delaware

Geosure, LP                                               New York



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
Hansen Quality, LLC   (55%)                               California

International Data Management Corporation                 California

L/D Exchange, Inc.                                        Delaware

Market Intelligence, Inc.                                 Massachusetts

Micro General Corporation                                 Delaware

MGEN Intellectual Property Holdings, Inc.                 Delaware

MGEN Services Corp.                                       Delaware

NRC Insurance Services, Inc.                              North Carolina

RealEC Technologies, Inc. (47.40%)                        Delaware

Risco, Inc.                                               Kansas

SoftPro Merger Corp.                                      California

Vista DMS, Inc.                                           Delaware

Vista Environmental Information, Inc.                     Delaware



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